2U Reports Results for Second Quarter 2023

LANHAM, Md. — August 8, 2023 — 2U, Inc. (Nasdaq: TWOU), the company behind global online learning platform edX, today reported financial and operating results for the quarter ended June 30, 2023.
Results for Second Quarter 2023 compared to Second Quarter 2022
•Revenue decreased 8% to $222.1 million
•Degree Program Segment revenue decreased 16% to $119.5 million
•Alternative Credential Segment revenue increased 4% to $102.6 million
•Net loss was $173.7 million, or $2.16 per share, and includes non-cash impairment charges of $134.1 million
Non-GAAP Results for Second Quarter 2023 compared to Second Quarter 2022
•Adjusted EBITDA was flat at $21.8 million; a margin of 10%
•Adjusted net loss increased 91% to $14.4 million, or $0.18 per share
“2U’s platform strategy is thriving and delivering sustainable double-digit margins driven by content velocity, product innovation, marketing effectiveness and operational efficiency,” said Christopher “Chip” Paucek, Co-Founder and CEO of 2U. “In the second quarter, edX generated 44% of our organic leads and, since implementing our new marketing framework, marketing and sales expense as a percent of revenue has dropped nine percentage points. Notably, in 2024 we plan to nearly triple our new degree launches compared to our highest launch year with at least 50 new, capital-efficient programs. We expect this momentum to continue in future years given the strength of our pipeline, popularity of our flex degree model, and promise of our flat fee model.”
“We are seeing tangible benefits from our platform strategy and refreshed marketing framework which we implemented a year ago,” added Paul Lalljie, 2U’s Chief Financial Officer. “Our results for the second quarter reflect a shift in timing of planned second quarter revenue to later in the year. Based on the strength of our platform strategy and robust pipeline, we are affirming our revenue guidance while increasing our adjusted EBITDA outlook.”
Discussion of Second Quarter 2023 Results
Revenue for the quarter totaled $222.1 million, an 8% decrease from $241.5 million in the second quarter of 2022. Revenue from the Degree Program Segment decreased $23.6 million, or 16%, due to a decrease in full course equivalent (FCE) enrollments, primarily reflecting our transition to a new marketing framework in mid-2022 as part of our platform strategy. Revenue from the Alternative Credential Segment increased $4.2 million, or 4%, primarily due to a 10% increase in FCE enrollments, partially offset by an 8% decrease in average revenue per FCE enrollment.
Costs and expenses for the quarter totaled $378.2 million, a 31% increase from $289.4 million in the second quarter of 2022. This increase included $134.1 million of non-cash impairment charges in our Alternative Credential Segment. During the second quarter, the company determined that the decline in its market capitalization triggered an interim impairment review which led to a non-cash write down of certain goodwill and indefinite-lived intangible assets. This increase was partially offset by a $13.9 million decrease in paid marketing costs in connection with the platform strategy, a $13.1 million decrease in restructuring charges, an $11.1 million decrease in personnel and personnel-related expense, and a $4.0 million decrease in depreciation and amortization expense.
As of June 30, 2023, the company’s cash, cash equivalents, and restricted cash totaled $66.7 million, a decrease of $115.9 million from $182.6 million as of December 31, 2022, driven by the $187.0 million debt pay down and the January 2023 refinancing. Cash provided by operations was $1.2 million, cash used in investing activities was $25.0 million and cash used in financing activities was $91.9 million. Adjusted unlevered free cash flow was $11.7 million for the twelve months ended June 30, 2023 and compares with adjusted unlevered free cash flow of $58.5 million for the twelve months ended March 31, 2023.
Business Outlook for Fiscal Year 2023
The company reaffirmed its revenue guidance provided on February 2, 2023 and updated its guidance for net loss and adjusted EBITDA provided on April 26, 2023 as follows:
•Revenue to range from $985 million to $995 million, representing growth of 3% at the midpoint
•Net loss to range from $225 million to $220 million
•Adjusted EBITDA to range from $160 million to $165 million, representing growth of 30% at the midpoint

New Offerings, Partnerships and Highlights
•Announced new platform innovations, including:
◦edX Xpert, a generative AI-powered learning assistant
◦The edX Career Resource Center, an online hub designed to help registered edX learners navigate the rapidly changing employment landscape
◦A new subscription-based service for professional certificates
•Debuted the edX ChatGPT plugin which enables ChatGPT Plus users to seamlessly discover higher education programs across edX's library of courses
•Announced a new Artificial Intelligence Boot Camp and a Machine Learning and Artificial Intelligence MicroBootCampTM program in partnership with leading universities
•Added new professional certificate programs, including:
•Data Skills for Artificial Intelligence from Delft University of Technology
•Math for Machine Learning from the University of California, Davis
•Welcomed Aaron McCullough in the newly-created role of Chief Product Officer
•Published our 2022 Transparency and Outcomes Report, an annual summary of the positive impact 2U is making on learners, universities, companies and institutions around the world
•Entered into new agreements to drive enterprise growth, including:
◦A digital apprenticeship initiative in the UK with EdAid and Northwest Education and Training LTD
◦A collaboration with Shorelight to connect millions of edX learners in India with over 3,000 in-person graduate and undergraduate programs at top U.S. institutions
•Launched 165 new edX courses from 50 unique institutions
•Welcomed new edX members, including Fortinet, EIT Food, IE University, MGH Institute of Health Professions, MindEdge, Osmosis from Elsevier, Project University, Prof Jim, and the University of Denver
Non-GAAP Measures
To provide investors and others with additional information regarding 2U’s results, the company has disclosed the following non-GAAP financial measures: adjusted EBITDA (loss), adjusted EBITDA margin, adjusted free cash flow, adjusted unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share. The company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The company defines adjusted EBITDA (loss) as net income or net loss, as applicable, before net interest income (expense), other income (expense), net, taxes, depreciation and amortization expense, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain non-ordinary course litigation and other proceedings, impairment charges, debt modification expense and loss on debt extinguishment, and stock-based compensation expense. The company defines adjusted EBITDA margin as adjusted EBITDA divided by revenue. The company defines adjusted free cash flow as net cash provided by (used in) operating activities, less capital expenditures, payments to university clients, and certain non-ordinary cash payments. The company defines adjusted unlevered free cash flow as adjusted free cash flow less cash interest payments on debt. The company defines adjusted net income (loss) as net income or net loss, as applicable, before other income (expense), net, acquisition-related gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain non-ordinary course litigation and other proceedings, impairment charges, debt modification expense and loss on debt extinguishment, and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods that result in adjusted net income, and basic weighted-average shares outstanding for periods that result in an adjusted net loss. Some of the adjustments described above may not be applicable in any given reporting period and may vary from period to period.
The company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, to understand cash that is generated by or available for operational expenses and investment in the business after capital expenditures, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate the company’s financial performance. Management believes these non-GAAP financial measures reflect the company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the company’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.
The use of adjusted EBITDA (loss), adjusted free cash flow, adjusted unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share measures has certain limitations, as they do not reflect all items of income and expense that affect the company’s operations. The company compensates for these limitations by reconciling the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.
Conference Call Information

What:	2U’s second quarter 2023 financial results conference call
When:	Tuesday, August 8, 2023
Time:	4:30 p.m. ET
Live Call:	(888) 330-2446
Conference ID #:	1153388
Webcast:	investor.2U.com
About 2U, Inc. (Nasdaq: TWOU)
2U is a global leader in online education. Guided by its founding mission to eliminate the back row in higher education, 2U has spent 15 years advancing the technology and innovation to deliver world-class learning outcomes at scale. Through its global online learning platform edX, 2U connects more than 78 million people with thousands of affordable, career-relevant learning opportunities in partnership with 250 of the world's leading universities, institutions, and industry experts. From free courses to full degrees, 2U is creating a better future for all through the power of high-quality online education. Learn more at 2U.com.

Cautionary Language Concerning Forward-Looking Statements
This press release contains forward-looking statements regarding 2U, Inc.’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of operations and financial position of 2U, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. The company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to:
•trends in the higher education market and the market for online education, and expectations for growth in those markets;
•the company’s ability to maintain minimum recurring revenues or other financial ratios through the maturity date of our amended term loan facilities;
•the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;
•the impact of competition on the company’s industry and innovations by competitors;
•the company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;
•the company’s expectations about the potential benefits of its cloud-based software-as-a-service technology and technology-enabled services to university clients and students;
•the company’s dependence on third parties to provide certain technological services or components used in its platform;
•the company’s expectations about the predictability, visibility and recurring nature of its business model;
•the company’s ability to meet the anticipated launch dates of its offerings;
•the company’s ability to acquire new clients and expand its offerings with existing university clients;
•the company’s ability to successfully integrate the operations of its acquisitions, including the edX acquisition, to achieve the expected benefits of its acquisitions and manage, expand and grow the combined company;
•the company’s ability to refinance its indebtedness on attractive terms, if at all, to better align with its focus on profitability;
•the company’s ability to service its substantial indebtedness and comply with the covenants and conversion obligations contained in the indentures governing its 2.25% convertible senior notes due 2025 and 4.50% convertible senior notes due 2030 and the credit agreement governing its revolving credit facility;
•the company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;
•the company’s ability to execute its growth strategy, including internationally and grow its enterprise business;
•the company’s ability to continue to recruit prospective students for its offerings;
•the company’s ability to maintain or increase student retention rates in its degree programs;
•the company’s ability to attract, hire and retain qualified employees;
•the company’s expectations about the scalability of its cloud-based platform;
•potential changes in laws, regulations or guidance applicable to the company or its university clients;

•the company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations;
•the impact and cost of stockholder activism;
•the potential negative impact of the significant decline in the market price of the company’s common stock, including the impairment of goodwill and indefinite-lived intangible assets;
•the impact of any natural disasters or public health emergencies, such as the COVID-19 pandemic;
•the company’s expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates; and
•other factors beyond the company’s control.
These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and other SEC filings. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.
Investor Relations Contact: investorinfo@2U.com
Media Contact: media@2U.com

2U, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022

	(unaudited)
Assets
Current assets
Cash and cash equivalents	$53,301	$167,518
Restricted cash	13,398	15,060
Accounts receivable, net	87,347	62,826
Other receivables, net	29,685	33,813
Prepaid expenses and other assets	42,131	43,090
Total current assets	225,862	322,307
Other receivables, net, non-current	16,369	14,788
Property and equipment, net	42,691	45,855
Right-of-use assets	67,501	72,361
Goodwill	712,858	734,620
Intangible assets, net	403,440	549,755
Other assets, non-current	69,696	71,173
Total assets	$1,538,417	$1,810,859
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$122,010	$110,020
Deferred revenue	107,189	90,161
Lease liability	14,735	13,909
Accrued restructuring liability	2,424	6,692
Other current liabilities	49,477	58,210
Total current liabilities	295,835	278,992
Long-term debt	856,399	928,564
Deferred tax liabilities, net	315	282
Lease liability, non-current	90,404	99,709
Other liabilities, non-current	1,946	1,796
Total liabilities	1,244,899	1,309,343
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 80,957,654 shares issued and outstanding as of June 30, 2023; 78,334,666 shares issued and outstanding as of December 31, 2022	81	78
Additional paid-in capital	1,727,874	1,700,855
Accumulated deficit	(1,407,688)	(1,179,972)
Accumulated other comprehensive loss	(26,749)	(19,445)
Total stockholders’ equity	293,518	501,516
Total liabilities and stockholders’ equity	$1,538,417	$1,810,859

2U, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)
Revenue	$222,089	$241,464	$460,593	$494,793
Costs and expenses
Curriculum and teaching	34,102	32,145	66,942	65,375
Servicing and support	33,585	37,061	69,694	76,685
Technology and content development	44,250	45,616	89,734	96,673
Marketing and sales	95,882	116,350	196,057	247,332
General and administrative	32,657	41,523	71,907	91,758
Restructuring charges	3,622	16,753	8,497	17,540
Impairment charges	134,117	—	134,117	58,782
Total costs and expenses	378,215	289,448	636,948	654,145
Loss from operations	(156,126)	(47,984)	(176,355)	(159,352)
Interest income	371	241	736	498
Interest expense	(17,916)	(13,906)	(35,873)	(27,796)
Debt modification expense and loss on debt extinguishment	—	—	(16,735)	—
Other income (expense), net	227	(1,367)	834	(2,397)
Loss before income taxes	(173,444)	(63,016)	(227,393)	(189,047)
Income tax (expense) benefit	(210)	164	(323)	415
Net loss	$(173,654)	$(62,852)	$(227,716)	$(188,632)
Net loss per share, basic and diluted	$(2.16)	$(0.82)	$(2.85)	$(2.46)
Weighted-average shares of common stock outstanding, basic and diluted	80,560,755	77,059,157	79,939,048	76,667,681
Other comprehensive (loss) income
Foreign currency translation adjustments, net of tax of $0 for all periods presented	(4,001)	(7,674)	(7,304)	(345)
Comprehensive loss	$(177,655)	$(70,526)	$(235,020)	$(188,977)

2U, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2023	2022
	(unaudited)
Cash flows from operating activities
Net loss	$(227,716)	$(188,632)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash interest expense	6,818	5,664
Depreciation and amortization expense	57,348	65,757
Stock-based compensation expense	25,546	46,773
Non-cash lease expense	8,804	11,405
Restructuring	(13)	—
Impairment charges	134,117	58,782
Provision for credit losses	4,245	4,610
Loss on debt extinguishment	12,123	—
Other	(787)	2,920
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	(26,968)	(6,632)
Other receivables, net	723	(2,790)
Prepaid expenses and other assets	4,358	2,585
Accounts payable and accrued expenses	5,014	3,484
Deferred revenue	16,736	45,549
Other liabilities, net	(19,166)	(20,831)
Net cash provided by operating activities	1,182	28,644
Cash flows from investing activities
Purchase of a business, net of cash acquired	—	5,010
Additions of amortizable intangible assets	(23,027)	(34,854)
Purchases of property and equipment	(2,105)	(5,218)
Advances made to university clients	—	(310)
Advances repaid by university clients	100	200
Other	—	(7)
Net cash used in investing activities	(25,032)	(35,179)
Cash flows from financing activities
Proceeds from debt	269,223	385
Payments on debt	(352,533)	(3,793)
Prepayment premium on extinguishment of senior secured term loan facility	(5,666)	—
Payment of debt issuance costs	(4,411)	—
Tax withholding payments associated with settlement of restricted stock units	(736)	(1,741)
Proceeds from exercise of stock options	110	892
Proceeds from employee stock purchase plan share purchases	2,102	1,282
Net cash used in financing activities	(91,911)	(2,975)
Effect of exchange rate changes on cash	(118)	(2,614)
Net decrease in cash, cash equivalents and restricted cash	(115,879)	(12,124)
Cash, cash equivalents and restricted cash, beginning of period	182,578	249,909
Cash, cash equivalents and restricted cash, end of period	$66,699	$237,785

2U, Inc.
Reconciliation of Non-GAAP Measures - Adjusted EBITDA
(unaudited)

The following table presents a reconciliation of adjusted EBITDA to net loss for each of the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(in thousands, except share and per share amounts)
Revenue	$222,089	$241,464	$460,593	$494,793

Net loss	$(173,654)	$(62,852)	$(227,716)	$(188,632)
Stock-based compensation expense	10,983	22,349	25,546	46,773
Other (income) expense, net	(227)	1,367	(834)	2,397
Amortization of acquired intangible assets	8,910	15,838	18,846	33,329
Income tax benefit on amortization of acquired intangible assets	(19)	(440)	(38)	(875)
Impairment charges	134,117	—	134,117	58,782
Debt modification expense and loss on debt extinguishment	—	—	16,735	—
Restructuring charges	3,622	16,753	8,497	17,540
Other*	1,868	(558)	2,830	4,682
Adjusted net loss	(14,400)	(7,543)	(22,017)	(26,004)
Net interest expense	17,545	13,665	35,137	27,298
Income tax expense	229	276	361	460
Depreciation and amortization expense	18,418	15,504	38,502	32,428
Adjusted EBITDA	$21,792	$21,902	$51,983	$34,182

Adjusted EBITDA margin	10%	9%	11%	7%
Net loss per share, basic and diluted	$(2.16)	$(0.82)	$(2.85)	$(2.46)
Adjusted net loss per share, basic and diluted	$(0.18)	$(0.10)	$(0.28)	$(0.34)
Weighted-average shares of common stock outstanding, basic and diluted	80,560,755	77,059,157	79,939,048	76,667,681

*
Includes (i) transaction and integration expense of $0.1 million and $1.0 million for the three months ended June 30, 2023 and 2022, respectively, and $0.2 million and $3.4 million for the six months ended June 30, 2023 and 2022, and (ii) stockholder activism and litigation-related expense (recovery) of $1.8 million and $(1.6) million for the three months ended June 30, 2023 and 2022, respectively, and $2.6 million and $1.3 million for the six months ended June 30, 2023 and 2022.

2U, Inc.
Reconciliation of Non-GAAP Measures - Adjusted EBITDA by Segment
(unaudited)

The following table presents a reconciliation of adjusted EBITDA (loss) to net loss by segment for each of the periods indicated.

	Degree Program Segment		Alternative Credential Segment		Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2023	2022	2023	2022	2023	2022

	(in thousands)
Revenue	$119,494	$143,090	$102,595	$98,374	$222,089	$241,464

Net loss	$(8,651)	$(10,488)	$(165,003)	$(52,364)	$(173,654)	$(62,852)
Adjustments:
Stock-based compensation expense	6,319	12,270	4,664	10,079	10,983	22,349
Other (income) expense, net	(604)	695	377	672	(227)	1,367
Net interest expense (income)	17,675	13,732	(130)	(67)	17,545	13,665
Income tax expense (benefit)	150	13	60	(177)	210	(164)
Depreciation and amortization expense	13,445	13,610	13,883	17,732	27,328	31,342
Impairment charges	—	—	134,117	—	134,117	—
Restructuring charges	2,919	10,252	703	6,501	3,622	16,753
Other	1,858	(545)	10	(13)	1,868	(558)
Total adjustments	41,762	50,027	153,684	34,727	195,446	84,754
Total adjusted EBITDA (loss)	$33,111	$39,539	$(11,319)	$(17,637)	$21,792	$21,902

Adjusted EBITDA margin	28%	28%	(11)%	(18)%	10%	9%

2U, Inc.
Reconciliation of Non-GAAP Measures - Adjusted EBITDA by Segment
(unaudited)

The following table presents a reconciliation of adjusted EBITDA (loss) to net loss by segment for each of the periods indicated.

	Degree Program Segment		Alternative Credential Segment		Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022	2023	2022

	(in thousands)
Revenue	$259,974	$297,257	$200,619	$197,536	$460,593	$494,793

Net loss	$(21,728)	$(21,270)	$(205,988)	$(167,362)	$(227,716)	$(188,632)
Adjustments:
Stock-based compensation expense	14,454	25,635	11,092	21,138	25,546	46,773
Other (income) expense, net	(1,807)	1,247	973	1,150	(834)	2,397
Net interest expense (income)	35,324	27,434	(187)	(136)	35,137	27,298
Income tax expense (benefit)	246	(89)	77	(326)	323	(415)
Depreciation and amortization expense	27,263	27,503	30,085	38,254	57,348	65,757
Impairment charges	—	—	134,117	58,782	134,117	58,782
Debt modification expense and loss on debt extinguishment	16,735	—	—	—	16,735	—
Restructuring charges	7,026	10,941	1,471	6,599	8,497	17,540
Other	2,802	3,956	28	726	2,830	4,682
Total adjustments	102,043	96,627	177,656	126,187	279,699	222,814
Total adjusted EBITDA (loss)	$80,315	$75,357	$(28,332)	$(41,175)	$51,983	$34,182

Adjusted EBITDA margin	31%	25%	(14)%	(21)%	11%	7%

2U, Inc.
Reconciliation of Non-GAAP Measures - Adjusted Free Cash Flow and Adjusted Unlevered Free Cash Flow
(unaudited)

The following table presents a reconciliation of adjusted unlevered free cash flow to net cash provided by (used in) operating activities for each of the twelve-month periods indicated.

	Trailing Twelve Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

	(in thousands)
Net cash (used in) provided by operating activities	$(16,536)	$38,472	$10,927	$(16,378)
Additions of amortizable intangible assets	(50,619)	(55,544)	(62,445)	(65,522)
Purchases of property and equipment	(8,640)	(11,210)	(11,755)	(13,168)
Payments to university clients	3,550	6,425	6,775	6,775
Non-ordinary cash payments*	36,101	32,282	24,157	30,812
Adjusted free cash flow	(36,144)	10,425	(32,341)	(57,481)
Cash interest payments on debt	47,802	48,118	43,826	56,175
Adjusted unlevered free cash flow	$11,658	$58,543	$11,485	$(1,306)

*	Includes transaction, integration, restructuring-related, stockholder activism, and litigation-related expense.

2U, Inc.
Reconciliation of Non-GAAP Measures
(unaudited)

The following table presents a reconciliation of adjusted EBITDA guidance to net loss guidance, at the midpoint of the ranges provided by the company, for the period indicated.

Year Ending December 31, 2023
(in millions)
Net loss	$(222.5)
Stock-based compensation expense	50.5
Amortization of acquired intangible assets	32.5
Impairment charges	134.1
Debt modification expense and loss on debt extinguishment	16.7
Restructuring charges	8.5
Other	1.9
Adjusted net income	21.7
Net interest expense	70.0
Income tax expense	0.3
Depreciation and amortization expense	70.5
Adjusted EBITDA	$162.5

2U, Inc.
Key Financial Performance Metrics
(unaudited)
Full Course Equivalent Enrollments
Degree Program Segment
The following table presents FCE enrollments and average revenue per FCE enrollment in the company’s Degree Program Segment for the last eight quarters.

	Q2 ‘23	Q1 ‘23	Q4 ‘22	Q3 ‘22	Q2 ‘22	Q1 ‘22	Q4 ‘21	Q3 ‘21
Degree Program Segment FCE enrollments	50,490	55,491	53,631	57,092	60,303	62,609	58,967	57,842
Degree Program Segment average revenue per FCE enrollment	$2,367	$2,532	$2,557	$2,404	$2,373	$2,462	$2,585	$2,555
Alternative Credential Segment*
The following table presents FCE enrollments and average revenue per FCE enrollment in the company’s Alternative Credential Segment for the last eight quarters.

	Q2 ‘23	Q1 ‘23	Q4 ‘22	Q3 ‘22	Q2 ‘22	Q1 ‘22	Q4 ‘21	Q3 ‘21
Alternative Credential Segment FCE enrollments	25,840	21,990	24,236	23,128	23,443	22,664	21,153	20,174
Alternative Credential Segment average revenue per FCE enrollment	$3,591	$4,193	$3,840	$3,850	$3,891	$4,012	$4,312	$4,193

*
FCE enrollments and average revenue per FCE enrollment exclude the impact of enrollments in edX offerings and the related revenue of $9.8 million and $7.1 million for the three months ended June 30, 2023 and 2022, respectively, and $15.6 million and $15.4 million for the six months ended June 30, 2023 and 2022, respectively.